SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported) JANUARY 13, 2003

                               GASCO ENERGY, INC.
             (Exact name of registrant as specified in its charter)

            NEVADA                     0-26321               98-0204105
(State or other jurisdiction of      (Commission            (IRS Employer
        incorporation)               File Number)         Identification No.)

    14 INVERNESS DRIVE EAST, BUILDING H, SUITE 236, ENGLEWOOD, COLORADO 80112
               (Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code (303) 483-0044

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)














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ITEM 1.    CHANGES IN CONTROL OF REGISTRANT

       Not applicable.

ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS

       Not applicable.

ITEM 3.    BANKRUPTCY OR RECEIVERSHIP

       Not applicable.

ITEM 4.    CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

       Not applicable.

ITEM 5.    OTHER EVENTS AND REGULATION FD DISCLOSURE

       Not applicable.

ITEM 6.    RESIGNATIONS OF REGISTRANT'S DIRECTORS

       Not applicable.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

       (a)      Financial statements of businesses acquired:  Not applicable.

       (b)      Pro forma financial information:  Not applicable.

       (c)      Exhibits:

                REGULATION
                S-K NUMBER                         DOCUMENT

                   99.1                Press release dated January 13, 2003

ITEM 8.    CHANGE IN FISCAL YEAR

       Not applicable.

ITEM 9.    REGULATION FD DISCLOSURE

       Pursuant to General Instruction F., the registrant incorporates by reference the information contained in the document filed as Exhibit 99.1 to this Form 8-K.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     GASCO ENERGY, INC.


January 13, 2003                     By:  /s/ W. KING GRANT
                                        ----------------------------------------
                                           W. King Grant
                                           Chief Financial Officer






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                                  EXHIBIT 99.1

                      PRESS RELEASE DATED JANUARY 13, 2003















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GASCO
------
ENERGY

NEWS RELEASE / FOR RELEASE AT 9:00 AM EST, MONDAY, JANUARY 13, 2003

                        GASCO PROVIDES OPERATIONS UPDATE
                NEW COMPRESSION TO BE ADDED TO RIVERBEND PROJECT

DENVER - (PR Newswire) - January 13, 2003 - Gasco Energy, Inc. (OTCBB: GASE) today provided an interim operations update on wells in its Riverbend Project in Utah's Uinta Basin, and its Wyoming Projects in the Greater Green River Basin. Operations, including drilling and completion activities, continue to ramp up on Gasco's acreage. With the upgrades in pipeline compression planned for Utah and the completion of several gathering projects in Wyoming, Gasco expects to see an increase in production volumes in the coming weeks and months.

Commenting on recent developments, Gasco CEO and President, Mark Erickson said, "A lot has been accomplished since our last operations update. In Utah, we have completed the drilling of two wells described in our last update, new completion techniques are being explored and the unforeseen compression problem has been resolved.

"Seasonal demand for Rockies natural gas is reducing the basis differential," Erickson continued. "As a result, prices received at Opal, Wyoming are currently $2.80 - $3.10 MMBtu. We expect to see higher prices during the winter with some softening during the shoulder months of March, April and May of this year. Prices are anticipated to rebound with the completion of the Kern River Pipeline expansion that is scheduled for an on- time completion during the second quarter of this year. The additional takeaway capacity that this pipeline will provide is expected to significantly reduce the gas-on-gas competition that contributed to last summer's large basis differentials."

UTAH OPERATIONS OVERVIEW
------------------------
Gasco has run casing on its second well of the fall program which reached a total depth of 11,900 feet on December 1, 2002. To alleviate gathering system constraints associated with inadequate pipeline compressor capacity, Gasco and the system operator have agreed to put a new compressor in place increasing the capacity up to 6.5 million cubic feet (MMcf) daily. The BLM has approved the necessary permits for total compression capacity up to 7.0 MMcf daily. The gas-gathering contract for the new compressor has been signed by the operator, and the compressor will be installed within the next three weeks.

UTAH WELL UPDATES
-----------------
FEDERAL 23-29 (Gasco-operated; Gasco 25% working interest [WI]) - This well reached a shortened total depth of 10,660 feet in March 2002 and encountered 52 feet of net Wasatch pay and 89 feet of net Mesaverde pay. All Wasatch and Mesaverde intervals are now completed. Efficient engineering techniques allowed Gasco to complete three separate frac stages in one day in the Wasatch Formation. Current production of 250 - 300 thousand cubic feet of natural gas per day (Mcfd) and 3.5 barrels of condensate per day is restricted by the compression restraints. The well should produce approximately 1,500 Mcfd once the aforementioned additional compression capacity is added

FEDERAL 42-29 (Gasco-operated; Gasco approximately 40% WI) - This well reached total depth of 11,770 feet in May 2002 and encountered 75 feet of net Wasatch pay and 275 feet of net pay in the deeper Mesaverde Formation. The two lowest Mesaverde fracture stages, located between 10,936 feet and 11,499 feet, were completed in one day using Halliburton's flow-thru frac-plug technology. Production,


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which is estimated to be 1.0 MMcfd or greater based on initial flow tests late last summer, has been shut in due to compression constraints, which will be addressed by the new compressor described above. Gasco and Halliburton plan to frac two more stages and then turn the well to sales with five stages remaining.

FEDERAL 23-21 (Gasco-operated; Gasco 50% minimum WI) - This well reached total depth of 11,746 feet in October 2002. The 23-21 encountered 32 feet of net pay in the Wasatch Formation and 220 feet of net pay in the Mesaverde Formation and is currently awaiting completion. The 23-21 will earn the remaining interest that Gasco does not own within the Mesaverde Formation on a 320-acre block.

LYTHAM FEDERAL 22-22 (Gasco-operated; Gasco 50% minimum WI) - This well has had casing run and cemented after reaching a total depth of 11,900 feet on December 1, 2002. This well began flaring gas in the Wasatch at 7,200 feet and showed well in the Mesaverde. The Wasatch Formation has 55 - 70 feet and the Mesaverde Formation has more than 200 feet of net pay. The 22-22 will earn the remaining interest that Gasco does not own within the Mesaverde Formation on a 320-acre block.

FEDERAL 32-31 (Gasco-operated, Gasco 50% minimum WI) - This well has been spudded with a small rig which has been moved off the drill site. Conductor casing has been set. Projected total depth is 11,500 feet. Gasco's final working interests will be determined once the completion programs are designed for the 23-21, the 22-22, and the 32-31, respectively.

FEDERAL 23-12 (ConocoPhillips-operated: Gasco 20% WI) - This well reached total depth of 11,810 feet in July 2002 and encountered 127 feet of net pay in the Mesaverde Formation. This well was completed using more modern techniques and sold gas immediately to sales. This well is currently producing at a stabilized rate of 650 Mcfd, 2-3 barrels of oil per day and 50 barrels of water per day.

FEDERAL 43-24 (ConocoPhillips-operated; 20% Gasco WI) - This well reached a total depth of 11,474 feet and is awaiting completion.

WYOMING PROJECTS OVERVIEW
-------------------------
Burlington has been aggressively drilling in the Muddy Creek project area having recently completed drilling on their fourth test. Including Gasco's Piney 10-16 well drilled in 2001, there are now five wells in the project area. Additionally, Burlington has completed shooting 120 miles of additional high-resolution 2-D seismic. This data has been processed and is currently being interpreted by Gasco and Burlington geoscientists. Gasco has acquired 100 square miles of 3-D seismic in the Grindstone project area. Processing on this shoot is anticipated to be complete within the second quarter. Wells are currently planned for drilling on lands adjacent and contiguous to the Gasco leasehold by Encana and Williams. Williams also recently completed the 25-mile 10" Merna pipeline which crosses much of Gasco's leasehold position and should allow for close and easy future well connections. It is not anticipated that many additional wells will be drilled in Wyoming until winter lease stipulations are lifted this spring. The production from the existing wells will be monitored until that time.


WYOMING WELL UPDATES
--------------------
GRINDSTONE BUTTE 41-8 (Burlington-operated; Burlington 100% WI) - The well reached a total depth of 13,200 feet in January 2002. This well was completed in multiple over-pressured zones and is awaiting pipeline hook- up. No additional information has been released as Burlington is keeping this well a "tight hole."

MUDDY CREEK 33-27 (Burlington-operated; Burlington 100% WI) - This well reached a total depth of 9,350 feet. The well is currently completed and was recently tied to a sales line. Monthly production volumes from the Lance Formation have ranged from 1.4 MMcf to 5.0 MMcf while Burlington has been bringing this well on line. Burlington eventually plans to commingle production from the Lance and Mesaverde formations.


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MUDDY CREEK 13-3 (Burlington-operated; Gasco 35% WI) - This well reached total depth of 9,460 feet in October 2002. This well encountered 80 - 100 net feet of pay and was testing at rates of 650 Mcfd to 750 Mcfd and 25 to 30 barrels of water per day before it was turned to sales.

MUDDY CREEK 24-14 (Burlington-operated; Gasco 0% non-consent) This well reached a total depth of 9,570 feet in September 2002. It is completed and has just begun producing to sales.

GAMMA RAY 11-25 (Burlington-operated; Burlington 100% WI) - This well reached a total depth of 13,000 feet in October 2002. It provides Burlington the right to earn an additional 640 acres from Gasco. A completion was made in a Lance interval at approximately 10,800 feet.

CD FEDERAL 14-4 (Burlington-operated; Gasco 35% WI) - This well reached a total depth of 10,870 feet in October 2002 and casing was run. The 14-4 will earn the participants additional farmout acreage totaling 21,000 gross acres from an unrelated third party. The well is complete and recently began flowing into a pipeline.

PINEY 10-16 (Gasco-operated; Gasco 100% WI) - This well reached total depth of 9,230 feet in April 2001. The well was completed in one Lance gas sand for a rate of 250 Mcfd. Gasco engineers are designing a completion program to add additional production from this wellbore (approximately 75 - 80 more feet of pay). This well is a two-mile offset to Burlington's Muddy Creek 33-27.

2-D SEISMIC SHOOT - Burlington recently completed shooting 120 miles of high-resolution 2-D. The recent shoot increases the Company's total 2-D to more than 200 miles. The Company's geoscientists are currently analyzing the data from the shoot.

3-D SEISMIC SHOOT - Gasco is financially participating in a 3-D seismic program that will cover a large part of its Grindstone project and some of the Muddy Creek project. Gasco purchased 100 square miles of the 250 square mile shoot and all of the data is currently being processed.

ABOUT GASCO ENERGY
------------------
Gasco Energy, Inc. is a Denver-based natural gas and oil exploitation and development company that focuses on natural-gas-rich prospects in the Rocky Mountain area of the United States. The Company currently is active in the Uinta Basin in Utah and in the Greater Green River Basin of Wyoming. To learn more, visit WWW.GASCOENERGY.COM.

FORWARD-LOOKING STATEMENTS
--------------------------
Certain statements set forth in this press release relate to management's future plans, objectives and expectations. Such statements are forward-looking within the meanings of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this press release, including, without limitation, statements regarding the Company's future financial position, potential resources, business strategy, budgets, projected costs and plans and objectives of management for future operations, are forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expect," "intend," "project," "estimate," "anticipate," "believe," or "continue" or the negative thereof or similar terminology. Although any forward-looking statements contained in this press release are to the knowledge or in the judgment of the officers and directors of the Company, believed to be reasonable, there can be no assurances that any of these expectations will prove correct or that any of the actions that are planned will be taken. Forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual performance and financial results in future periods to differ materially from any projection, estimate or forecasted result. Some of the key factors that may cause actual results to vary from those the Company expects include inherent uncertainties in interpreting engineering and reserve or production data; operating hazards; delays or cancellations of drilling operations because of weather and other natural and economic forces; fluctuations in oil and natural gas prices in response to changes in supply; competition from other companies with greater resources; environmental and other government regulations; defects in


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title to properties; increases in the Company's cost of borrowing or inability or unavailability of capital resources to fund capital expenditures; and other risks described under "Risk Factors" in Part I, Item 1 of the Company's latest Annual Report on Form 10-K filed with the Securities and Exchange Commission.

Contact for Gasco Energy, Inc.: Investor Relations: 800-645-9254

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